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Exhibit 23: Consent of Certified Public Accountants


We consent to the use of our reports, dated January 17 except for Note P as to which date is February 18, 2003, in Form 10-K filing of the Peoples Financial Corporation.



/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
March 17, 2002